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                                                                   EXHIBIT 10.26


                      RENEWAL AND EXTENSION PROMISSORY NOTE


Dallas County, Texas           Date: February 17, 1999               $199,896.09


         For value received, the undersigned, Samuel L. Caster ("Maker"), promises to pay to the order of Mannatech, Incorporated ("Payee"), whose business house is located in Dallas County, Texas, in lawful money of the United States of America, together with interest from the date hereof on the principal amount from time to time remaining unpaid, at the rate per annum hereinafter described. All past due principal hereof and interest thereon shall bear interest from the maturity of such principal, and both principal and interest shall be payable to Payee at 600 S. Royal Lane, Coppell, Dallas County, Texas, or such other place in Dallas County, Texas as Payee may designate in writing.

         This Note shall bear interest at six percent (6%) per annum.

         On February 17, 2000 the Maker shall pay an installment of principal and interest to the Payee in the amount of $47,507.70; on February 17, 2001 the Maker shall pay an installment of principal and interest to the Payee in the amount of $47,507.70; on February 17, 2002 the Maker shall pay an installment of principal and interest to the Payee in the amount of $47,507.70; on February 17, 2003 the Maker shall pay an installment of principal and interest to the Payee in the amount of $47,507.70; on February 17, 2004 the Maker shall pay a final installment of principal and interest to the Payee in the amount of $47,507.70 together with any and all amounts unpaid, due and owing under this Note.



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         Maker may prepay the obligations of this Note in whole or in part, without any premium or penalty therefor, the principal amount then remaining unpaid, together with all accrued interest payable thereon, and interest shall cease to run from the date of payment of such part or all of the principal amount hereof as shall so be prepaid. Any such prepayment hereunder shall be applied first to accrued interest and the balance to principal, but no part of prepayment shall, until this Note is fully paid and satisfied, affect the obligations to continue to pay the regular installments required hereunder until the entire indebtedness has been paid.

         If Maker shall file a voluntary petition in bankruptcy, or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking for Maker any arrangement, composition, readjustment, or similar relief under any present or future statute, law or regulation, or shall file any answer admitting the material allegations of a petition filed against Maker in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee or receiver, on all or any substantial part of the properties of Maker, or if a decree or order by a court having jurisdiction in the premises shall have been entered adjudging the Maker to be bankrupt or insolvent under the federal bankruptcy laws or any applicable law of the United States of America or any state law, or appointing a receiver or trustee or assignee in bankruptcy or insolvency of Maker or any of Maker's properties, and such decree or order shall have continued undischarged or unstayed for a period of sixty (60) days; or if Maker shall make an assignment for the benefit of creditors, or if Maker shall fail to pay this note or any installment hereof, whether principal or interest, when due, then Payee shall have the option, to the extent permitted by applicable law, to declare this Note due and payable, whereupon the entire unpaid principal balance of this note and all accrued unpaid interest thereon shall at once mature and become due and payable without presentment, demand, protest or notice of any kind (including, but not limited to, notice of intention to accelerate or notice of acceleration), all of which are hereby expressly waived by Maker. The time of payment of this note






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is also subject to acceleration in the same manner provided in this paragraph in the event Maker defaults or otherwise fails to discharge its obligations under any of the instruments securing payment hereof or relating hereto.

         Maker and any and all sureties, guarantors and endorsers of this Note and all other parties now or hereafter liable hereon, severally waive grace, demand, presentment for payment, protest, notice of any kind (including, but not limited to, notice of dishonor, notice of protest, notice of intention to accelerate and notice of acceleration) and diligence in collecting and bringing suit against any party hereto and agree (i) to all extensions and partial payments, with or without notice, before or after maturity, (ii) to any substitution, exchange or release of any security now or hereafter given for this note, (iii) to the release of any party primarily or secondarily liable hereon, and (iv) that it will not be necessary for Payee, in order to enforce payment of this Note, to first institute or exhaust Payee's remedies against Maker or any other party liable therefor or against any security for this Note.

         If this Note is not paid at maturity, however, and such maturity is brought about and is placed in the hands of an attorney for collection, or if collected through any legal proceedings including but not limited to probate, insolvency or bankruptcy proceedings, or if suit is brought on the same, Makers agree to pay a reasonable amount of attorneys' fees and expenses of collection.

         If Maker shall fail to pay this Note or any installment hereof, whether principal or interest, when due, and if Makers shall not have cured such default in the payment of principal and interest, or either, within ten (10) days after Makers shall have received from the Payees written notice of such Payee's intent to accelerate the maturity of this Note, then Payees may, at their option, without further demand, notice or presentment, all of which are hereby severally waived by Makers, and by any and all sureties, guarantors, and endorsers of this Note, accelerate the maturity of this Note,



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upon which the entire unpaid balance of the principal hereof together with all accrued but unpaid interest thereon shall be at once due and payable.

         As used in this Note, the term "Maker" shall be deemed to include Samuel L. Caster, and any of his successors in interest or assignees.

         As used in this Note, the term "Payee" shall be deemed to include Mannatech, Incorporated, and any subsequent holders hereof.


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         This Note shall be governed by and construed under the laws of the
State of Texas and the laws of the United States of America.


                                                /s/ Samuel L. Caster
                                                --------------------------------
                                                Samuel L. Caster, Maker


                                                -------------------------------
                                                                           Payee